Exhibit 10.13

ADDENDUM #3 TO THE

CAPTIVE INSURANCE COMPANY MANAGEMENT SERVICES AGREEMENT

BETWEEN

CEDAR MANAGEMENT LIMITED (“CEDAR”)

USA RISK GROUP (BERMUDA), LTD. (“USABDA”)

(and their affiliated companies) (hereafter collectively “MANAGER”)

AND

AMERINST INSURANCE COMPANY, LTD. (“COMPANY”)

EFFECTIVE: January 1, 2012

Management Agreement Addendum

1)	It is hereby agreed that with effect from 1/1/2012 that USABDA be removed from the Management Agreement as a MANAGER and that CEDAR will be the sole MANAGER for the Company.

IN WITNESS WHEREOF, the parties have duly executed this Addendum this 9th day of December, 2011.

By:	/s/ THOMAS R. MCMAHON
Cedar Management Limited (itself and on behalf of its affiliated companies)

By:	/s/ THOMAS R. MCMAHON
USA Risk Group (Bermuda), Ltd. (itself and on behalf of its affiliated companies)

By:	/s/ STUART H. GRAYSTON
AmerInst Insurance Company, Ltd.